UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2018

DCP Holding Company

(Exact name of registrant as specified in its charter)

Ohio	0-51954	20-1291244
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Crowne Point Place, Sharonville, Ohio		45241
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (513) 554-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 14, 2018, the President and Chief Executive Officer and Robert C. Hodgkins, Jr. executed the Third Amended and Restated DCP Holding Company Employment Agreement by and between DCP Holding Company (the “Company”) and Robert C. Hodgkins, Jr., with an effective date of January 1, 2018. The amended employment agreement provides for a base salary of not less than $277,084 and annual bonus eligibility of between 15% and 40% of base salary. This agreement also provides for long term incentive award eligibility of equal to 5% of base salary in the form of cash based on continued employment and up to 25% of base salary in the form of cash contingent on the performance of the Company over a three year period, a monthly automobile allowance and certain severance benefits if Mr. Hodgkins is terminated without good cause. The Employment Agreement continues for a period of one year after the effective date and is automatically extended for successive one year periods. Mr. Hodgkins, age 58, has been Vice President and Chief Financial Officer of Dental Care Plus since July 2003 and Vice President and Chief Financial Officer of the Company since July 2004.

On February 14, 2018, the Chairman of the Board of Directors and Anthony A. Cook executed the Thirteenth Amended and Restated DCP Holding Company Employment Agreement by and between DCP Holding Company (the “Company”) and Anthony A. Cook, with an effective date of January 1, 2018. The amended employment agreement provides for a base salary of not less than $454,745 and annual bonus eligibility of between 15% and 60% of base salary. This agreement also provides for long term incentive award eligibility of equal to 5% of base salary in the form of cash based on continued employment and up to 25% of base salary in the form of cash contingent on the performance of the Company over a three year period, a monthly automobile allowance, payment of country club dues of up to $7,200 annually and certain severance benefits if Mr. Cook is terminated without good cause. The Thirteenth Amended and Restated Employment Agreement continues for a period of one year after the effective date and is automatically extended for successive one year periods. Mr. Cook, age 67, has been President and Chief Executive Officer of Dental Care Plus since February 2001, President and Chief Executive Officer of the Company since July 2004 and a member of the Board of Directors of the Company since November 2008.

ITEM 9.01	Financial Statements and Exhibits

Exhibit 10.1	Thirteenth Amended and Restated DCP Holding Company Employment Agreement effective January 1, 2018, dated February 14, 2018*

Exhibit 10.2	Third Amended and Restated DCP Holding Company Employment Agreement effective January 1, 2018, dated February 14, 2018*

*	Reflects management contracts or compensatory plan or arrangement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DCP Holding Company

/s/ Robert C. Hodgkins, Jr.
Date: February 14, 2018
Robert C. Hodgkins, Jr. Vice President and Chief Financial Officer